UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Shutterfly, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) amends the Definitive Proxy Statement (the “Proxy Statement”) filed by Shutterfly, Inc. (the “Company”) with the Securities and Exchange Commission on May 6, 2016. The Proxy Statement was filed in connection with the Company’s 2016 Annual Meeting of Stockholders to be held on June 21, 2016 (the “Annual Meeting”).

The biography of Thomas D. Hughes (the “Biography”) in the Proxy Statement is hereby amended and replaced in its entirety with the contents of the Biography contained in this Amendment, titled “Biography of Thomas D. Hughes.” The sections of the Proxy Statement that were not amended are unchanged and continue in full force and effect as originally filed.

BIOGRAPHY OF THOMAS D. HUGHES

Director Continuing in Office until the 2018 Annual Meeting

Thomas D. Hughes has served on our Board of Directors since July 2015. Mr. Hughes currently serves as a Partner of Cedar Grove Investments, LLC, an early-stage venture firm. From September 2013 to October 2014, Mr. Hughes served as the Vice President of Flickr, an image hosting and video hosting website owned by Yahoo! Inc. From 1991 to 1998, Mr. Hughes served as President of PhotoDisc, which was acquired by Getty Images, Inc., at which point he was employed by Getty Images until 1999. Prior to PhotoDisc, he served as President of Northshore Publishing Systems, Inc., a retailer of PC’s, imagesetters, software and equipment for the publishing industry, from 1984 to 1991. Mr. Hughes previously served as a member of the Boards of Directors or as an advisor to the Boards of Directors of Loudeye, Inc., an encoding company that was later sold to Nokia, from 1999 to 2001, Avenue A, Inc./aQuantive, an online advertising, planning and metrics-based media firm that was later sold to Microsoft Corp., from 1998 to 2001, Vacationspot.com, an ecommerce vacation site that was later sold to Expedia, from 1998 to 2001, Avolo.com, a central exchange for real-time airplane parts, from 2000 to 2003, and RPI Print Inc., a producer of on-demand private-label personalized photo books, greeting cards and stationery for retailers, from July 2011 to September 2013. Mr. Hughes received a B.A. degree in History from the University of Washington.

Marathon Partners L.P. (“Partners LP”) paid Mr. Hughes $10,000 in cash upon submission of his nomination to serve as a nominee to the Board of Directors and an additional $10,000 in cash upon the filing of a definitive proxy statement with the Securities and Exchange Commission by Partners LP relating to the solicitation of proxies or written consents for the election of Marathon LP’s nominees to our Board of Directors at our 2015 Annual Meeting of Stockholders.

Pursuant to Mr. Hughes’ arrangement with Partners LP, Mr. Hughes agreed to use the after-tax proceeds from such compensation to acquire shares of our common stock at such time that Mr. Hughes shall determine, and Mr. Hughes agreed not to sell, transfer or otherwise dispose of any such shares within two years of his election as a director, except in accordance with the terms of a business combination.